UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

ICU MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19974	33-0022692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer San Clemente, CA	92673
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 366-2183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On March 4, 2019, Douglas E. Giordano notified ICU Medical, Inc. (the “Company”) of his resignation, effective March 4, 2019 from the Company’s Board of Directors (the “Board”). Mr. Giordano served as Pfizer Inc.’s designated director pursuant to a shareholder’s agreement between the Company and Pfizer which gave Pfizer the right to designate one director so long as Pfizer beneficially owned at least 10% of the outstanding common stock of the Company. On November 16, 2018, Pfizer reported on Schedule 13D the sale of its remaining shares of Company common stock. Mr. Giordano’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the resignation of Mr. Giordano, the Company will reduce the size of the Board to seven members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: March 4, 2019	By:	/s/ Scott Lamb
Scott E. Lamb
Chief Financial Officer and Treasurer